PRESS RELEASE

INNOSPEC REPORTS THIRD QUARTER FINANCIAL RESULTS

GAAP Diluted EPS $1.20 vs. Loss of $(0.11) Excluding Special Items, Diluted EPS $0.75 vs. $0.48

Newark, Del. – November 1, 2010 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the third quarter ended September 30, 2010.

Total net sales for the quarter were $174.0 million, up 17% from $149.2 million in the third quarter of 2009. Net income was $30.0 million, or $1.20 per diluted share, compared with a net loss of $2.7 million, or $0.11 per share, a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $36.7 million, up significantly from $10.0 million a year ago.

Results for the third quarter include several special items, which are summarized in the table below. For the third quarter of 2010, these items had a combined positive impact on net income of $11.3 million, or $0.45 per diluted share; a year ago, similar items reduced net income by $14.6 million, or $0.59 per diluted share. Excluding these items, diluted earnings per share for the third quarter of 2010 were $0.75, a 56% increase from $0.48 a year ago.

EBITDA and net income excluding special items, and related per share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended Sept. 30, 2010		Quarter ended Sept. 30, 2009

	After-tax	Per diluted	After-tax	Per diluted
	(in millions)	share	(in millions)	share

Net income/(loss)	$30.0	$1.20	$(2.7)	$(0.11)

Foreign exchange gains	(9.1)	(0.36)	(4.9)	(0.20)
Adjustment of income tax provisions	(4.2)	(0.17)	-	-
Pension charge	2.0	0.08	1.2	0.05
OFFP/FCPA settlement accrual	-	-	18.3	0.74

	(11.3)	(0.45)	14.6	0.59

Net income excluding special items	$18.7	$0.75	$11.9	$0.48

For the first nine months of 2010, total net sales of $505.9 million were up 16% from $434.3 million in the corresponding period last year. Net income for the nine-month period was $49.4 million, or $1.98 per diluted share, compared with $6.7 million, or $0.27 per diluted share, a year ago. Excluding special items, diluted earnings per share for the first nine months of 2010 were $2.08, a 41% increase from $1.47 a year ago. EBITDA for the first nine months of 2010 was $69.9 million, up 90% from $36.8 million a year ago.

“We are pleased to report strong earnings growth as well as excellent cash generation for the third quarter of 2010,” said Patrick Williams, President and Chief Executive Officer. “All three of our business segments again performed well, generating double-digit increases in operating income. Fuel Specialties, our largest business, has seen some improvement in fuel demand, but delivered a remarkable 17% unit volume increase for the quarter – outperforming its markets by a wide margin. The forward momentum in Active Chemicals continues, in part due to the success of its new Iselux surfactant, and Octane Additives turned in another exceptionally strong quarter.”

In Fuel Specialties, net sales for the third quarter were $113.9 million, a 14% increase from $100.1 million in last year’s third quarter. By region, sales were up 15% in the Americas, 6% in the Europe, Middle East and Africa (EMEA) region, and 29% in the Asia-Pacific region. The segment’s gross margin was 32.8%, compared with 32.9% a year ago. Its operating income for the quarter was $18.7 million, a 17% increase from $16.0 million a year ago.

Active Chemicals reported net sales of $38.2 million for the quarter, up 4% from $36.6 million a year ago. By region, sales rose 22% in the Americas and 29% in the Asia-Pacific region, but declined 13% in the EMEA region. Active Chemicals’ gross margin was 21.7% for the third quarter, compared with 23.8% a year ago. The segment’s operating income was $4.3 million, a 16% increase from $3.7 million in last year’s third quarter.

In Octane Additives, net sales for the quarter were $21.9 million, up 75% from $12.5 million a year ago. The segment’s gross margin was 44.3%, compared with 44.8% a year ago. Its operating income for the quarter was $6.4 million, compared with a $14.7 million operating loss a year ago (which included an $18.3 million settlement accrual related to the United Nations Oil for Food Program and FCPA investigations).

Corporate costs for the quarter were $5.4 million, compared with $4.4 million a year ago. Innospec incurred a $2.5 million pre-tax charge related to its pension plan, compared with a $1.7 million charge a year ago. The Company also recorded after-tax foreign exchange gains of $9.1 million in the third quarter, compared with a $4.9 million gain a year ago. Excluding the impact of the adjustments of income tax provisions in the year, the current year effective tax rate is 21.6%.

Net cash generated from operations was $22.0 million for the third quarter, driven primarily by continued strong operating income. As of September 30, 2010, Innospec had $101.5 million in cash and cash equivalents, $53.5 million more than its total debt of $48.0 million.

Mr. Williams concluded, “Our ongoing growth businesses in Fuel Specialties and Active Chemicals remain well-positioned to deliver substantial earnings growth in the years ahead. With our current balance sheet and strong cash generation capability, we will also be taking a closer look at potential strategic acquisitions as well as other opportunities to enhance shareholder value.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense (net), income taxes, depreciation, amortization and impairment of Octane Additives business goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of foreign exchange gains, adjustment of income tax provisions, pension charge and OFFP/FCPA settlement accrual. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 800 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects”, “anticipates”, “may”, “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading "Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241 Brian.Watt@innospecinc.com Tom Pratt RF|Binder Partners +1-212-994-7563 Tom.Pratt@RFBinder.com

					Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

		Three Months Ended		Nine Months Ended
		September 30		September 30

		2010	2009	2010	2009
(in millions, except share and per share data)

Net sales		$174.0	$149.2	$505.9	$434.3
Cost of goods sold		(118.6)	(102.0)	(343.6)	(296.1)

Gross profit		55.4	47.2	162.3	138.2

Selling, general and administrative		(28.2)	(42.9)	(78.8)	(97.3)
Research and development		(4.5)	(4.2)	(13.0)	(11.4)
Restructuring charge		-	-	(8.5)	(1.7)
Amortization of intangible assets		(1.2)	(1.2)	(3.5)	(3.5)
Impairment of Octane Additives business goodwill		(0.6)	(0.6)	(1.7)	(1.7)
Profit on disposal		-	-	0.2	-

		(34.5)	(48.9)	(105.3)	(115.6)

Operating income/(loss)		20.9	(1.7)	57.0	22.6
Other net income		11.6	7.1	0.7	0.3
Interest expense (net)		(1.2)	(1.4)	(3.5)	(4.7)

Income before income taxes		31.3	4.0	54.2	18.2
Income taxes		(1.3)	(6.7)	(4.8)	(11.5)

Net income/(loss)		$30.0	$(2.7)	$49.4	$6.7

Earnings/(loss) per share	Basic	$1.26	$(0.11)	$2.08	$0.28
	Diluted	$1.20	$(0.11)	$1.98	$0.27

Weighted average shares	Basic	23,805	23,663	23,757	23,635
outstanding (in thousands)	Diluted	25,002	23,663	24,931	24,709

				Schedule 2A
INNOSPEC INC. AND SUBSIDIARIES
SEGMENTAL ANALYSIS

ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions)	2010	2009	2010	2009

Net sales
Fuel Specialties	$113.9	$100.1	$330.9	$305.7
Active Chemicals	38.2	36.6	113.7	97.7
Octane Additives	21.9	12.5	61.3	30.9

	174.0	149.2	505.9	434.3

Gross profit
Fuel Specialties	37.4	32.9	107.8	105.1
Active Chemicals	8.3	8.7	24.8	20.8
Octane Additives	9.7	5.6	29.7	12.3

	55.4	47.2	162.3	138.2

Operating income/(loss)
Fuel Specialties	18.7	16.0	57.9	57.3
Active Chemicals	4.3	3.7	12.0	7.7
Octane Additives	6.4	(14.7)	24.7	(24.1)
Pension charge	(2.5)	(1.7)	(8.4)	(4.7)
Corporate costs	(5.4)	(4.4)	(19.2)	(10.2)

	21.5	(1.1)	67.0	26.0

Restructuring charge	-	-	(8.5)	(1.7)
Impairment of Octane Additives business goodwill	(0.6)	(0.6)	(1.7)	(1.7)
Profit on disposal	-	-	0.2	-

Total operating income/(loss)	$20.9	$(1.7)	$57.0	$22.6

				Schedule 2B
NON GAAP MEASURES
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
(in millions)

Net income/(loss)	$30.0	$(2.7)	$49.4	$6.7
Interest expense (net)	1.2	1.4	3.5	4.7
Income taxes	1.3	6.7	4.8	11.5
Depreciation and amortization	3.6	4.0	10.5	12.2
Impairment of Octane Additives business goodwill	0.6	0.6	1.7	1.7

EBITDA	36.7	10.0	69.9	36.8

Fuel Specialties	19.9	17.2	61.4	60.7
Active Chemicals	5.8	5.4	16.5	12.5
Octane Additives	6.9	(14.0)	26.1	(21.8)
Pension charge	(2.5)	(1.7)	(8.4)	(4.7)
Corporate costs	(5.0)	(4.0)	(18.1)	(8.5)

	25.1	2.9	77.5	38.2
Restructuring charge	-	-	(8.5)	(1.7)
Profit on disposal	-	-	0.2	-
Other net income	11.6	7.1	0.7	0.3

EBITDA	$36.7	$10.0	$69.9	$36.8

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30		December 31
	2010		2009

		(in millions)
Assets
Current assets
Cash and cash equivalents	$101.5		$68.6
Accounts receivable (less allowance	92.7		89.8
of $2.3 and $2.3, respectively)
Inventories	116.0		120.6
Prepaid expenses	3.8		3.9

Total current assets	314.0		282.9

Property, plant and equipment	48.8		50.6
Goodwill – Octane Additives	5.1		6.8
Goodwill – Other	139.1		139.2
Intangible assets	20.2		23.7
Deferred finance costs	0.8		1.9
Deferred income taxes	30.2		36.9
Other non-current assets	2.5		1.1

Total assets	$560.7		$543.1

Liabilities and Stockholders’ Equity
Accounts payable	$42.5		$50.2
Current portion of accrued liabilities	74.5		104.4
Accrued income taxes	1.2		6.3
Short-term borrowing	15.0		10.0
Current portion of plant closure provisions	4.4		3.9
Current portion of unrecognized tax benefits	3.5		5.0
Current portion of deferred income	0.1		0.1

Total current liabilities	141.2		179.9

Accrued liabilities, net of current portion	22.7		-
Long-term debt, net of current portion	33.0		41.0
Plant closure provisions, net of current portion	23.3		24.5
Unrecognized tax benefits, net of current portion	8.1		14.4
Pension liability	113.1		124.2
Other non-current liabilities	0.6		0.7
Deferred income, net of current portion	1.0		0.8
Total stockholders’ equity	217.7		157.6

Total liabilities and stockholders’ equity	$560.7		$543.1

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Nine Months Ended
		September 30
	2010		2009
		(in millions)

Cash Flows from Operating Activities

Net income	$49.4		$6.7
Adjustments to reconcile net income to cash provided by
operating activities:
Depreciation and amortization	11.6		13.7
Impairment of Octane Additives business goodwill	1.7		1.7
Deferred income taxes	(0.3)		(2.0)
(Profit) on disposal of property, plant and equipment	(0.2)		-
Changes in working capital	(14.8)		44.1
Excess tax deficiency/(benefit) from stock based payment	-		(0.1)
arrangements
Income taxes and other current liabilities	(3.8)		3.1
Movement on plant closure provisions	(0.6)		-
Movement on pension liability	8.4		0.2
Stock option compensation	0.5		0.6
Movements on other non-current assets and liabilities	(9.5)		(11.3)

Net cash provided by operating activities	42.4		56.7

Cash Flows from Investing Activities

Capital expenditures	(6.3)		(4.6)
Proceeds on disposal of property, plant and equipment	0.2		-

Net cash (used in) investing activities	(6.1)		(4.6)

Cash Flows from Financing Activities

Net receipt/(repayment) of revolving credit facility	7.0		(7.0)
Repayment of term loan	(10.0)		(55.0)
Receipt of term loan	-		50.0
Refinancing costs	-		(3.6)
Excess tax (deficiency)/benefit from stock based payment	-		0.1
arrangements
Dividend paid	-		(1.2)
Issue of treasury stock	0.1		0.2
Repurchase of common stock	(0.2)		-

Net cash (used in) financing activities	(3.1)		(16.5)
Effect of exchange rate changes on cash	(0.3)		0.7

Net change in cash and cash equivalents	32.9		36.3
Cash and cash equivalents at beginning of period	68.6		13.9

Cash and cash equivalents at end of period	$101.5		$50.2

Amortization of deferred finance costs of $1.1 million (2009 - $1.5 million) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.